Exhibit 99.1

May 17, 2023: 4:30 PM Eastern Daylight Time

Air Industries Group Files 10-K for the Year Ended December 31, 2022

Bay Shore, N.Y.--(BUSINESS WIRE)--Air Industries Group (NYSE American: AIRI), an integrated Tier 1 manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the U.S. Department of Defense, today announced that on May 16, 2023 it filed with the Securities and Exchange Commission (“SEC”) its Annual Report on Form 10-K for the year ended December 31, 2022.

The Company noted that it received an unqualified opinion on its 2022 financial statements from its independent public accounting firm. The full Form 10-K can be found in the investor relations section on the Company’s web site at www.airindustriesgroup.com and on www.sec.gov.

ABOUT AIR INDUSTRIES GROUP

Air Industries Group is an integrated Tier 1 manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the U.S. Department of Defense.

Forward Looking Statements

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. Other important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Company’s ability to file its Form 10-Q within the extension period permitted by the rules of the U.S. Securities and Exchange Commission. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group

Investor Relations

631.328.7078

ir@airindustriesgroup.com